UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

WinWin Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-21566	84-1219819
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

8687 West Sahara Avenue, Suite 201, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 212-4530

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1                               Registrant’s Business operations

Item 1.01                                       Entry Into A Material Definitive Agreement

On January 8, 2007, WinWin Gaming, Inc. (the Company) received a $300,000 loan from Solidus Networks, Inc. (“Solidus”).  In connection with the loan, the Company issued a Secured Promissory Note (“Note”) to Solidus in the principal amount of $300,000.  Interest is payable on the Note at the annual rate of 22.4%.  Upon and during the continuance of an event of default amounts owing bear interest at the annual rate of 24.4%.  Principal and accrued interest under the Note are due and payable on June 30, 2007.  On January 22, 2007, the Company received an additional $100,000 loan from Solidus and issued an additional Secured Promissory Note (“Second Note”) having the same terms as the Note.

To secure payment of the Note, as well as the Second Note and any other future funding Solidus may provide (although it is under no obligation to do so), the Company entered into a Pledge Agreement (the “Pledge Agreement”) in favor of Solidus for the pledge of the 1,829,336 shares of the Series C Preferred Stock of Solidus acquired by the Company pursuant to the Second Amended and Restated Joint Venture Agreement entered into by the Company and Solidus and reported by the Company on September 7, 2006.

Concurrently with the Note and Pledge Agreement, the Company also entered into a Non-Solicitation Agreement (“Non-Solicitation Agreement”) with Solidus.  Under the terms of the Non-Solicitation Agreement the Company agreed that for a period of 30 days from the date of the Non-Solicitation Agreement the Company will not directly or indirectly solicit an acquisition, furnish Company information in response to an acquisition proposal, engage in acquisition discussions, approve an acquisition or enter into an acquisition letter of intent. The Company and Solidus have exchanged proposals for the terms of a potential acquisition by Solidus of all of the Company’s outstanding equity securities or assets. Any discussions or negotiations regarding such an acquisition may be abandoned by either party at any time, and any agreement that may result from them would be subject to the approval of the Company’s stockholders and other significant conditions to closing, any one or more of which may fail to be satisfied. Accordingly, there can be no assurance that any agreement or transaction will result from any such negotiations.

The foregoing description of the terms of the Note, Second Note, Pledge Agreement, and Non-Solicitation Agreement is qualified by reference to the provisions of those agreements attached to this report as Exhibits 10.1 through 10.4.

Item 2.04                                             Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

As previously reported by the Company on September 27, 2006, on April 21, 2006, the Company entered into a Secured Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Calico Capital Group (“Calico”) and other investors that were co-investing in the Company with Calico (together with Calico, the “Calico Investors”), pursuant to which, the Calico Investors agreed to purchase, up to an aggregate principal amount of $3 million in Secured Convertible Promissory Notes (collectively, the “Convertible Notes”).  Interest accrues under the Convertible Notes at a simple interest rate of 7.5% per annum, payable monthly in arrears until the entire outstanding principal remaining unpaid becomes due, and at a rate of 12% after default.  A total of $3 million in principal amount of Convertible Notes is outstanding as of the date hereof.

The Company failed to pay to the Calico Investors the monthly interest payment, in the aggregate amount of $17,170.84, that became due on September 1, 2006.  The Company obtained the written consent of the holders of 57.5% of the principal amount of the outstanding Convertible Notes ($1,725,000 in principal amount) to the deferral of all interest payments under the Convertible Notes held by such holders until the maturity date of the Convertible Notes and a waiver of any default or event of default related thereto.  The remaining 42.5% of outstanding principal amount of Convertible Notes ($1,275,000 in principal amount) have not consented to the deferral of interest.

The Convertible Notes are currently payable upon the written demand of a holder.  The Company received such a written demand by letter dated October 23, 2006 with respect to Convertible Notes in the principal amount of $100,000.  As of the date hereof no amount of principal or interest has been paid under the Convertible Notes.

The Convertible Notes provide for a default rate of interest equal to 12% per annum.  Default interest continues to accrue on the Convertible Notes held by noteholders who did not defer interest until maturity and on the Convertible Notes for which written demand for payment has been made.  The direct financial obligation arising under the Convertible Notes is increased by the aggregate amount of default interest.

section 3                               Securities and Trading markets

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

By notice dated November 21, 2006, the Nasdaq Stock Market (“Nasdaq”) advised the Company that it was delinquent in filing its report on Form 10-QSB for the quarter ended September 30, 2006 (the “Delinquent Report”).  As such, the Company was advised that it was not current on its reporting obligations and unless the delinquency was cured by December 21, 2006, the securities of the Company would not be eligible for quotation on the OTC Bulletin Board (the “OTCBB”).  The Company timely requested a hearing on the matter, which was held telephonically on January 17, 2007.  At the time of the hearing the Company had not filed the Delinquent Report.  By letter from Nasdaq (the “Nasdaq Ruling Letter”) dated January 17, 2007, the Company was advised that the hearing panel determined that the Company’s securities were not eligible for continued quotation on the OTCBB and that Nasdaq would delete all quotations of the Company’s securities on the OTCBB effective with the open of business on Friday, January 19, 2007.  While the Company may request a hearing on the hearing panel’s decision by February 1, 2007, as of the date hereof no such request had been made.

The description of the Nasdaq Ruling Letter is qualified by reference to the provisions of that letter attached to this report as Exhibit 10.5.

Section 9  –  financial statements and exhibits

Item 9.01                                         Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Secured Promissory Note dated January 8, 2007, by WinWin Gaming, Inc. to Solidus Networks, Inc.

10.2	Pledge Agreement entered into as of January 8, 2007 by WinWin Gaming, Inc. in favor of Solidus Networks, Inc.

10.3	Non-Solicitation Agreement entered into as of January 8, 2007 by WinWin Gaming, Inc. in favor of Solidus Networks, Inc.

10.4	Secured Promissory Note dated January 22, 2007, by WinWin Gaming, Inc. to Solidus Networks, Inc. in the principal amount of $100,000.

10.5	Letter dated January 17, 2007 from Amy Horton, counsel to Panel, The Nasdaq Stock Market, to Patrick Rogers, WinWin Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WinWin Gaming, Inc.
(Registrant)

	By:	/s/ Patrick Rogers
Date: January 31, 2007	Its:	Patrick Rogers, Chief Executive Officer